Exhibit 99.1
ACM Research Updates 2025 Revenue Outlook and Provides Initial Outlook for 2026 Revenue

—Updated 2025 Revenue Outlook to $885 to $900 Million—
—Projected 2026 Revenue Outlook of $1,080 to $1,175 Million—

Fremont, Calif., Jan 22, 2026 – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer and panel processing solutions for semiconductor and advanced packaging applications, today has updated its full year 2025 revenue outlook to a range of $885 to $900 million, versus a range of $875 million to $925 million as was provided in ACM’s third quarter 2025 earnings release issued on November 5, 2025.

ACM also announced that it expects revenue for the full year 2026 to be in the range of $1,080 million to $1,175 million. This expectation is based on ACM management’s current assessment of the impact from international trade policies, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

“We plan for a higher revenue growth rate in 2026 amidst healthy investments in production capacity and market share gains from our newer products,” said Dr. David Wang, ACM’s President and Chief Executive Officer. “We anticipate relatively stable WFE spending by our customers, with incremental contribution from our single-wafer SPM cleaning tools, Tahoe cleaning tools, and Furnace series tools. At the same time, we are accelerating our investments in Oregon to support the industry’s shift towards domestic semiconductor production.”

ACM plans to release its fourth quarter and full year 2025 financial results in late February 2026. The 2025 revenue outlook included in this press release is preliminary. Actual fourth quarter and full year 2025 revenue results are subject to review and audit procedures by ACM’s independent registered public accounting firm.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level advanced packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmr.com.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

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Exhibit 99.1
1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

© ACM Research, Inc. ACM Research logo is a trademark of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean ACM will not assert, to the fullest extent under applicable law, its rights to such trademarks. All other trademarks are the property of their respective owners.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group Steven C. Pelayo, CFA +1 (360) 808-5154 steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia Gary Dvorchak, CFA +86 (138) 1079-1480 gary@blueshirtgroup.co

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